UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2008

Golden Cycle Gold Corporation

(Exact name of Registrant as specified in its charter)

Colorado	0-11226	84-0630963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 South Tejon, Suite 201		80906
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 719-471-9013

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 30, 2008, Golden Cycle Gold Corporation held its special meeting of shareholders at Elks Lodge, 367 North 3rd Street, Victor, Colorado at 10:00 a.m., local time. The purpose of the special meeting was to approve and adopt the Agreement and Plan of Merger, dated as of January 11, 2008, as amended May 28, 2008 (the “Agreement”), by and among AngloGold Ashanti Limited, AngloGold Ashanti USA Incorporated, GCGC LLC, a wholly owned subsidiary of AngloGold Ashanti USA, and Golden Cycle Gold Corporation.

Shareholders representing 7,153,197 voting shares or 73% of the shares authorized to vote (9,794,250) were present in person or by proxy, representing a quorum for the purposes of the special meeting.

The shareholders approved the following:

Proposal	FOR	AGAINST	ABSTAIN
Proposal One: Approval of Merger Agreement	7,036,949	113,238	3,010

The Agreement was approved by 71.85% of the outstanding voting shares of Golden Cycle Gold Corporation.

The merger will be effective at 12:01 a.m. July 1, 2008 upon filing with the Colorado Secretary of State, after which Golden Cycle Gold Corporation will be 100% owned by AngloGold Ashanti.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CYCLE GOLD CORPORATION

Date: June 30, 2008

	By:	/s/ R. Herbert Hampton
R. Herbert Hampton
President & CEO